UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, SunPower Corporation (the “Company”) announced that Vidul Prakash, currently the Company’s Vice President and Corporate Controller, has been appointed as Vice President and Principal Accounting Officer of the Company. Mr. Prakash succeeds Charles D. Boynton, who will continue as the Company’s Executive Vice President and Chief Financial Officer, in this role, and will continue to report to Mr. Boynton.

Mr. Prakash, 50, joined the Company in 2008, and has served as its Vice President and Corporate Controller since October 2016, responsible for accounting, tax, shared services, and operations finance functions. From March 2011 to October 2016, he served as the Company’s Vice President, Global Operations, Finance & Accounting, where he was responsible for financial planning & analysis, cost reduction, working capital improvement, capital investments, treasury, and corporate development initiatives for the upstream division. In that role, he also led the controllership and compliance functions for global operations entities in North America, EMEA, and APAC. Mr. Prakash also previously served as the Company’s Vice President and Controller for the Asia Region, and Director of Internal Audit. Earlier in his career, he held leadership positions in Honeywell’s (formerly AlliedSignal) polymers business and corporate audit program, and financial advisory positions at KPMG and Deloitte. He serves as a board member at Columbia University’s W. Edwards Deming Center for Quality, Productivity & Competitiveness, and is a member of FEI, Silicon Valley Chapter. Mr. Prakash earned his MBA in Finance & Accounting at Columbia University, and his BS in Chemical Engineering from the Indian Institute of Technology.

There are no arrangements or understandings between Mr. Prakash and any other persons pursuant to which Mr. Prakash was named to this position with the Company. Mr. Prakash does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Prakash has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 1, 2018	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel